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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):

                                September 3, 1999
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                           SPARTA SURGICAL CORPORATION
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             (Exact name of registrant as specified in its charter)



            Delaware                  1-11047                 22-2870438
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  (State or other jurisdiction    (Commission File           (IRS Employer
      of incorporation)                Number)            Identification No.)



                              Olsen Centre
                  2100 Meridian Park Blvd., Concord, CA 94520
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                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 825-8151
                                                            -------------

                                 Not Applicable
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         (Former name or former address, if changed since last report)

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Item 5. OTHER EVENTS
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     On  September  2,  1999,  the  Registrant   borrowed  $485,000  from  Spags
Investment Group, N.V. and its affiliate Coridal, N.V. ("Spags/Coridal"). Under the terms of the Note, the principal sum of $485,000 is due on March 2, 2000 together with interest on the unpaid principal balance outstanding until paid in full at the rate of seven percent (7%) per annum. Interest is computed monthly, and is payable in arrears in full. At the same time, the Registrant paid in full its $200,000 Note dated July 7, 1999 to Spags. In consideration of Spags making a $485,000 loan to Registrant, Sparta agreed to issue to Spags/ Coridal 342,000 shares of the Company's Common Stock, par value $0.002. In connection with this transaction, 28,500 shares of the Company's Common Stock, par value $0.002, was issued to Royce Walker & Co., Ltd. for finder's fee. In addition, upon certain terms and conditions, Spags/Coridal has an irrevocable option to purchase an additional 965,000 shares of the Registrant's Common
Stock, par value

     On September 3, 1999, the Registrant issued 550,000 shares of the Company's Common Stock, par value $0.002, to Thomas F. Reiner, the Company's Chairman, President and CEO. The shares issued are for providing a guarantee for certain of the Company's obligations by Mr. Reiner. The shares issued are subject to escrow conditions. The guarantee of the obligations are all related to the Company's capital leases including computers and telephone equipment/voicemail system and a line of credit with Wells Fargo Bank. These obligations relate to the Registrant's recent acquisition of Olsen Electrosurgical, Inc. In connection with Mr. Reiner's personally guaranteeing the Company's obligations (even though Mr. Reiner is not required to do so), with such shares to be held in escrow until the Company's obligation are fully paid in which case such shares will be returned back to the Registrant. However, in the event that the Company's obligations are not paid within one (1) year from the issuance of shares into escrow, at the sole option of Mr. Reiner, the shares will be released to Mr. Reiner or continued to be held in escrow in the event Mr. Reiner extends such time period. In addition, in connection with working capital requirements for Olsen Electrosurgical, Inc., Mr. Reiner further agreed to increase the Working Capital Line of Credit facility from $500,000 to $750,000, and to extend the term of such facility through June 2000.

     On August 26, 1999, the Registrant issued 100,000 restricted shares of the Company's Common Stock, par value $0.002, at $1.25 per share to an individual investor. The proceeds will be used for working capital. Under the terms, the issuance of the shares are subject to an irrevocable voting trust, appointing Thomas F. Reiner, as Trustee, with full voting rights over such shares. A finder's fee of ten percent was paid in connection with this transaction.

     On August 13, 1999, the Registant terminated its non-binding letter of intent issued on March 22, 1999 to purchase all or substantially all of the assets of Western Medical Services, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SPARTA SURGICAL CORPORATION
                                     (Registrant)



                                     By:  /s/  Thomas F. Reiner
                                         --------------------------------------
                                         Thomas F. Reiner, Chairman of
                                         the Board, President & CEO


Dated: September 3, 1999